EXHIBIT 3.1
                      [Front of Certificate]
Number                                                 Shares

       Incorporated Under the Laws of the State of Indiana

                      ULTIMATE SPORTS, INC.

The Corporation is authorized to issue 50,000,000 shares - No Par Value

THIS CERTIFIES THAT

is the owner of

fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation

Dated:

Rick D. Thomas                          Kevin W. Metheny
Secretary                               President
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                      [Back of Certificate]
NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM   as tenants in common
TEN ENT   as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common

UNI GIFT MIN ACT   . . . . Custodian . . . .
                   (Cust)            (Minor)
                   under Uniform Gifts to minors
                   Act . . . . . .
                       (State)

          Additional abbreviations may also be used though not in the above list.

     For Value Received, _____________________ hereby sell,

assign and transfer unto ______________________________________
                         Please insert social security or other
                         identifying number of assignee

________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)
____________________________________________________________ Shares
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

     Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever
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